UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________________________

 FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2002

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ROMACORP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-62615	13-4010466
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

9304 Forest Lane, Suite 200 Dallas, Texas	75243
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code): (214) 343-7800

ITEM 5.   Other Events

        On May 14, 2002, Romacorp, Inc. announced that it has made an offer to exchange 12% Senior Secured Notes due April 1, 2006 for up to all the outstanding 12% Senior Notes due July 1, 2006 of the Company. Romacorp is also soliciting consents with respect to certain amendments to the indenture governing the 12% Senior Notes due July 1, 2006.

ITEM 7.   Financial Statements and Exhibits

                 (c)    Exhibits.

                         99.1     Press Release, dated May 14, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROMACORP, INC.

Date: May 14, 2002	By:	/s/Richard A. Peabody
Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)